Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Fourth Quarter and Full Year 2015 Key Metric Highlights
▪ Q4 operating income margin: 13.8% of sales, 15.1% on an adjusted basis
▪ FY2015 operating income margin of 7.2% of sales, 14.7% on an adjusted basis
▪ Strong operational execution with a 21.1% ROIC and 17.1% average operating working capital ratio
▪ FY2015 cash flows from operations of $311 million with 100% cash conversion of adjusted net income (1)
▪ Returned a record $486 million to shareholders in FY2015 through share repurchases and dividends

CLEVELAND, Ohio, Tuesday, February 23, 2016 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2015 net income of $48.7 million, or earnings per share (EPS) of $0.68. This compares with net income of $75.2 million, or EPS of $0.96 in the comparable 2014 period. On an adjusted basis, fourth quarter 2015 Adjusted net income was $53.8 million, or Adjusted EPS of $0.75, which excludes the after-tax impact of $5.1 million, or $0.07 per diluted share, from special items as compared with $0.96 in the comparable 2014 period. Fourth quarter 2015 EPS was unfavorably impacted by $0.08 from foreign currency translation and $0.09 from a contingent consideration related to an acquisition.

Fourth quarter 2015 sales decreased 17.0% to $568.0 million, or 6.2% on an organic basis, as the benefits of price and acquisitions were offset by broad volume weakness and unfavorable foreign currency translation. Operating income for the fourth quarter 2015 was $78.4 million, or 13.8% of sales, compared with $104.9 million, or 15.3% of sales, in the comparable 2014 period.  Fourth quarter 2015 operating income was impacted by special items totaling $7.5 million. Excluding these items, Adjusted operating income was $86.0 million, or 15.1% of sales on strong operational execution and the benefit of cost reduction actions. This compares with Adjusted operating income of $105.1 million, or 15.4% of sales in 2014.

“We finished a challenging year with solid margin performance, cash flows and returns,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our results highlight the team’s focused execution, the benefits of our ‘2020 Vision and Strategy,’ and the aggressive cost reduction actions we initiated throughout 2015.  We are pleased to report that we returned a record $486 million to shareholders while maintaining a strong balance sheet, and are positioned to repurchase $400 million of shares in 2016.  While we expect industrial demand to remain challenging through 2016, we will continue to focus on our continuous improvement initiatives, manage margin performance and invest in Lincoln’s long-term growth opportunities to drive shareholder returns through the cycle.”

Dividend and Share Repurchases

The Company’s Board of Directors increased the quarterly cash dividend 10.3%, from $0.29 per share to $0.32, or $1.28 per share on an annual basis, which was paid on January 15, 2016 to shareholders of record as of December 31, 2015.

During the quarter, the Company returned $122.7 million to shareholders through dividends and the repurchase of $101.7 million of the Company’s common shares. During 2015, the Company returned $486.5 million to shareholders through dividends and the repurchase of $399.5 million of the Company’s common shares.

The Company's 2016 share repurchase target is $400 million of the Company’s common shares.

_______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Fourth Quarter and Full Year 2015 Financial Results

Twelve Months 2015 Summary

Net income for the full year 2015 was $127.5 million, or EPS of $1.70, which includes the impact of $132.7 million of after-tax special item charges, or $1.78 per diluted share. This compares with net income of $254.7 million, or EPS of $3.18, in 2014.  Adjusted net income was $260.2 million, or Adjusted EPS of $3.48 in 2015, compared with Adjusted net income of $305.9 million, or Adjusted EPS of $3.82, in 2014.  2015 EPS was unfavorably impacted by $0.15 from foreign currency translation and $0.16 from a contingent consideration related to an acquisition.

Sales decreased 9.9%, or 4.0% on an organic basis, to $2.5 billion in 2015 as favorable price and acquisitions were offset by lower volumes and unfavorable foreign currency translation. Operating income decreased to $181.7 million, or 7.2% of sales in 2015 due to $142.7 million in non-cash pension settlement charges primarily related to a previously announced pension annuity contract purchase, $27.2 million in non-cash charges related to a Venezuelan currency remeasurement loss and $20.0 million ($6.2 million non-cash) of rationalization and asset impairment charges. This compares with 2014 Operating income of $373.7 million, or 13.3% of sales.  Excluding these items, 2015 Adjusted operating income was $371.6 million or 14.7% of sales on solid operational execution and cost reduction benefits. This compares with Adjusted operating income of $424.9 million, or 15.1% of sales, in 2014 which excludes $30.1 million of net rationalization charges and $21.1 million of non-cash charges related to a Venezuelan currency remeasurement loss.

Webcast Information

A conference call to discuss fourth quarter and full year 2015 financial results will be webcast live today, Tuesday, February 23, 2016, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 20788418. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the fourth quarter and full year 2015 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric Reports Fourth Quarter and Full Year 2015 Financial Results

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$567,985	100.0%	$683,954	100.0%	$(115,969)	(17.0%)
Cost of goods sold (1)	371,906	65.5%	452,869	66.2%	80,963	17.9%
Gross profit	196,079	34.5%	231,085	33.8%	(35,006)	(15.1%)
Selling, general & administrative expenses	110,803	19.5%	126,002	18.4%	15,199	12.1%
Rationalization and asset impairment charges	434	0.1%	166	—	(268)	(161.4%)
Pension settlement charges	6,407	1.1%	—	—	(6,407)	(100.0%)
Operating income	78,435	13.8%	104,917	15.3%	(26,482)	(25.2%)
Interest income	691	0.1%	628	0.1%	63	10.0%
Equity earnings in affiliates	877	0.2%	1,104	0.2%	(227)	(20.6%)
Other income	959	0.2%	791	0.1%	168	21.2%
Interest expense (2)	(9,790)	(1.7%)	(6,704)	(1.0%)	(3,086)	(46.0%)
Income before income taxes	71,172	12.5%	100,736	14.7%	(29,564)	(29.3%)
Income taxes	22,473	4.0%	25,401	3.7%	2,928	11.5%
Effective tax rate	31.6%		25.2%		(6.4%)
Net income including non-controlling interests	48,699	8.6%	75,335	11.0%	(26,636)	(35.4%)
Non-controlling interests in subsidiaries’ earnings (loss)	7	—	123	—	(116)	(94.3%)
Net income	$48,692	8.6%	$75,212	11.0%	$(26,520)	(35.3%)

Basic earnings per share	$0.68		$0.97		$(0.29)	(29.9%)
Diluted earnings per share	$0.68		$0.96		$(0.28)	(29.2%)
Weighted average shares (basic)	71,446		77,403
Weighted average shares (diluted)	72,121		78,280

(1)
Cost of goods sold during the three months ended December 31, 2015 includes a charge of $708 representing the impact of Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism.

(2)
Interest expense during the three months ended December 31, 2015 and December 31, 2014 includes adjustments to the consideration expected to be paid to acquire additional ownership interests of a majority-owned subsidiary of $6,436 and $5,952, respectively.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income (Continued)

	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$2,535,791	100.0%	$2,813,324	100.0%	$(277,533)	(9.9%)
Cost of goods sold (1)	1,694,647	66.8%	1,864,027	66.3%	169,380	9.1%
Gross profit	841,144	33.2%	949,297	33.7%	(108,153)	(11.4%)
Selling, general & administrative expenses (2)	496,748	19.6%	545,497	19.4%	48,749	8.9%
Rationalization and asset impairment charges	19,958	0.8%	30,053	1.1%	10,095	33.6%
Pension settlement charges	142,738	5.6%	—	—	(142,738)	(100.0%)
Operating income	181,700	7.2%	373,747	13.3%	(192,047)	(51.4%)
Interest income	2,714	0.1%	3,093	0.1%	(379)	(12.3%)
Equity earnings in affiliates	3,015	0.1%	5,412	0.2%	(2,397)	(44.3%)
Other income	4,182	0.2%	3,995	0.1%	187	4.7%
Interest expense (3)	(21,824)	(0.9%)	(10,434)	(0.4%)	(11,390)	(109.2%)
Income before income taxes	169,787	6.7%	375,813	13.4%	(206,026)	(54.8%)
Income taxes	42,375	1.7%	121,933	4.3%	79,558	65.2%
Effective tax rate	25.0%		32.4%		7.4%
Net income including non-controlling interests	127,412	5.0%	253,880	9.0%	(126,468)	(49.8%)
Non-controlling interests in subsidiaries’ earnings (loss)	(66)	—	(806)	—	740	91.8%
Net income	$127,478	5.0%	$254,686	9.1%	$(127,208)	(49.9%)

Basic earnings per share	$1.72		$3.22		$(1.50)	(46.6%)
Diluted earnings per share	$1.70		$3.18		$(1.48)	(46.5%)
Weighted average shares (basic)	74,111		79,185
Weighted average shares (diluted)	74,854		80,096

(1)
Cost of goods sold during 2015 and 2014 includes charges of $22,880 and $3,468, respectively, representing the impact of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(2)
Selling, general & administrative expenses during 2015 and 2014 include charges of $4,334 and $17,665, respectively, representing the impact of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(3)
Interest expense during the 2015 and 2014 includes adjustments to the consideration expected to be paid to acquire additional ownership interests of a majority-owned subsidiary of $12,142 and $8,244, respectively.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2015	December 31, 2014
Cash and cash equivalents	$304,183	$278,379
Total current assets	935,995	1,096,202
Property, plant and equipment, net	411,323	438,746
Total assets	1,784,171	1,939,215
Total current liabilities	370,122	492,395
Short-term debt (1)	4,278	68,166
Long-term debt	350,347	2,488
Total equity	932,448	1,285,781

Net Operating Working Capital	December 31, 2015	December 31, 2014
Accounts receivable	$264,715	$337,664
Inventory	275,930	341,057
Trade accounts payable	152,620	209,745
Net operating working capital	$388,025	$468,976

Net operating working capital to net sales (2)	17.1%	17.1%

Invested Capital	December 31, 2015	December 31, 2014
Short-term debt (1)	$4,278	$68,166
Long-term debt	350,347	2,488
Total debt	354,625	70,654
Total equity	932,448	1,285,781
Invested capital	$1,287,073	$1,356,435

Total debt / invested capital	27.6%	5.2%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Operating income as reported	$78,435	$104,917	$181,700	$373,747
Special items (pre-tax):
Rationalization and asset impairment charges (1)	434	166	19,958	30,053
Venezuela foreign exchange losses (2)	708	—	27,214	21,133
Pension settlement charges (3)	6,407	—	142,738	—
Adjusted operating income (4)	$85,984	$105,083	$371,610	$424,933
As a percent of total sales	15.1%	15.4%	14.7%	15.1%

Net income as reported	$48,692	$75,212	$127,478	$254,686
Special items (after-tax):
Rationalization and asset impairment charges (1)	450	167	18,182	30,914
Venezuela foreign exchange losses (2)	708	—	27,214	21,133
Pension settlement charges (3)	3,969	—	87,310	—
Special items attributable to non-controlling interests	—	—	—	(805)
Adjusted net income (4)	$53,819	$75,379	$260,184	$305,928

Diluted earnings per share as reported	$0.68	$0.96	$1.70	$3.18
Special items	0.07	—	1.78	0.64
Adjusted diluted earnings per share (4)	$0.75	$0.96	$3.48	$3.82

Weighted average shares (diluted)	72,121	78,280	74,854	80,096

Return on Invested Capital			2015	2014
Adjusted net income			$260,184	$305,928
Plus: Interest expense (after-tax)			13,469	6,439
Less: Interest income (after-tax)			1,675	1,909
Net operating profit after taxes			271,978	310,458
Invested capital			1,287,073	1,356,435
Return on invested capital (4)(5)			21.1%	22.9%

(1)
The three and twelve months ended December 31, 2015 and 2014 include net charges primarily related to severance and other related costs. The twelve months ended December 31, 2015 also include long-lived asset and goodwill impairment charges. Rationalization charges in 2014 are partially offset by gains related to the sale of assets at rationalized operations.

(2)
The three and twelve months ended December 31, 2015 and twelve months ended December 31, 2014 represent the impacts of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(3)	The three and twelve months ended December 31, 2015 include pension settlement charges primarily related to the purchase of a group annuity contract.

(4)
Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

(5)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$48,692	$75,212
Non-controlling interests in subsidiaries’ income	7	123
Net income including non-controlling interests	48,699	75,335
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	149	127
Depreciation and amortization	16,110	16,590
Equity (earnings) loss in affiliates, net	(278)	53
Pension expense and settlement charges	10,967	2,761
Pension contributions and payments	(1,426)	(1,429)
Other non-cash items, net	5,469	14,357
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	42,080	28,264
Decrease in inventories	28,243	5,435
(Decrease) increase in trade accounts payable	(12,282)	13,669
Net change in other current assets and liabilities [1]	(67,467)	(24,954)
Net change in other long-term assets and liabilities	5,158	3,441
NET CASH PROVIDED BY OPERATING ACTIVITIES	75,422	133,649

INVESTING ACTIVITIES:
Capital expenditures	(10,320)	(17,560)
Acquisition of businesses, net of cash acquired	(3,194)	(23,338)
Proceeds from sale of property, plant and equipment	137	411
NET CASH USED BY INVESTING ACTIVITIES	(13,377)	(40,487)

FINANCING ACTIVITIES:
Net change in borrowings	2,186	(17,783)
Proceeds from exercise of stock options	1,396	3,171
Excess tax benefits from stock-based compensation	487	2,606
Purchase of shares for treasury	(101,690)	(57,775)
Cash dividends paid to shareholders	(21,026)	(17,866)
Other financing activities	18	—
NET CASH USED BY FINANCING ACTIVITIES	(118,629)	(87,647)

Effect of exchange rate changes on Cash and cash equivalents	(3,578)	(6,659)
DECREASE IN CASH AND CASH EQUIVALENTS	(60,162)	(1,144)
Cash and cash equivalents at beginning of period	364,345	279,523
Cash and cash equivalents at end of period	$304,183	$278,379

Cash dividends paid per share	$0.29	$0.23
1 Net change in other current assets and liabilities increased in 2014 because of the receipt of a $50.3 million tax refund.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$127,478	$254,686
Non-controlling interests in subsidiaries’ loss	(66)	(806)
Net income including non-controlling interests	127,412	253,880
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	6,269	29,574
Depreciation and amortization	64,007	69,607
Equity earnings in affiliates, net	(530)	(1,848)
Pension expense and settlement charges	162,815	12,395
Pension contributions and payments [1]	(53,547)	(36,072)
Other non-cash items, net	(46,838)	44,398
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	56,741	5,876
Decrease (increase) in inventories	56,067	(5,718)
(Decrease) increase in trade accounts payable	(46,911)	2,135
Net change in other current assets and liabilities [2]	(20,435)	28,345
Net change in other long-term assets and liabilities	5,808	(870)
NET CASH PROVIDED BY OPERATING ACTIVITIES	310,858	401,702

INVESTING ACTIVITIES:
Capital expenditures	(50,507)	(72,990)
Acquisition of businesses, net of cash acquired	(37,076)	(24,230)
Proceeds from sale of property, plant and equipment	2,310	17,457
Other investing activities	(79)	778
NET CASH USED BY INVESTING ACTIVITIES	(85,352)	(78,985)

FINANCING ACTIVITIES:
Net change in borrowings	316,606	53,331
Proceeds from exercise of stock options	5,996	9,116
Excess tax benefits from stock-based compensation	1,974	5,967
Purchase of shares for treasury	(399,494)	(307,178)
Cash dividends paid to shareholders	(86,968)	(73,261)
Transactions with non-controlling interests	(8,022)	(2,330)
NET CASH USED BY FINANCING ACTIVITIES	(169,908)	(314,355)

Effect of exchange rate changes on Cash and cash equivalents	(29,794)	(29,808)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,804	(21,446)
Cash and cash equivalents at beginning of period	278,379	299,825
Cash and cash equivalents at end of period	$304,183	$278,379

Cash dividends paid per share	$1.16	$0.92
1 Pension contributions and payments includes contributions to the U.S. pension plans of $47.1 million in 2015 and $21.2 million in 2014.
2 Net change in other current assets and liabilities includes tax refunds of $25.0 million in 2015 and $50.3 million in 2014.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2015
Net sales	$373,878	$76,909	$42,817	$14,950	$59,431	$—	$567,985
Inter-segment sales	20,973	3,235	1,482	20	2,278	(27,988)	—
Total	$394,851	$80,144	$44,299	$14,970	$61,709	$(27,988)	$567,985

EBIT (1)	$71,972	$4,751	$(474)	$(1,512)	$5,661	$(127)	$80,271
As a percent of total sales	18.2%	5.9%	(1.1%)	(10.1%)	9.2%		14.1%
Special items charge (gain) (2)	$6,353	$—	$488	$708	$—	$—	$7,549
EBIT, as adjusted (4)	$78,325	$4,751	$14	$(804)	$5,661	$(127)	$87,820
As a percent of total sales	19.8%	5.9%	—	(5.4%)	9.2%		15.5%
Three months ended December 31, 2014
Net sales	$429,907	$97,288	$58,113	$32,689	$65,957	$—	$683,954
Inter-segment sales	28,064	3,699	3,176	71	1,821	(36,831)	—
Total	$457,971	$100,987	$61,289	$32,760	$67,778	$(36,831)	$683,954

EBIT (1)	$88,456	$9,429	$1,715	$(217)	$6,380	$1,049	$106,812
As a percent of total sales	19.3%	9.3%	2.8%	(0.7%)	9.4%		15.6%
Special items charge (gain) (3)	$—	$(19)	$185	$—	$—	$—	$166
EBIT, as adjusted (4)	$88,456	$9,410	$1,900	$(217)	$6,380	$1,049	$106,978
As a percent of total sales	19.3%	9.3%	3.1%	(0.7%)	9.4%		15.6%
Twelve months ended December 31, 2015
Net sales	$1,610,357	$336,824	$186,615	$138,014	$263,981	$—	$2,535,791
Inter-segment sales	100,770	15,922	10,510	174	9,312	(136,688)	—
Total	$1,711,127	$352,746	$197,125	$138,188	$273,293	$(136,688)	$2,535,791

EBIT (1)	$150,989	$29,810	$1,960	$(21,645)	$27,882	$(99)	$188,897
As a percent of total sales	8.8%	8.5%	1.0%	(15.7%)	10.2%		7.4%
Special items charge (gain) (2)	$155,757	$1,507	$5,432	$27,214	$—	$—	$189,910
EBIT, as adjusted (4)	$306,746	$31,317	$7,392	$5,569	$27,882	$(99)	$378,807
As a percent of total sales	17.9%	8.9%	3.7%	4.0%	10.2%		14.9%
Twelve months ended December 31, 2014
Net sales	$1,700,924	$425,775	$243,800	$148,595	$294,230	$—	$2,813,324
Inter-segment sales	124,732	19,586	14,820	144	8,210	(167,492)	—
Total	$1,825,656	$445,361	$258,620	$148,739	$302,440	$(167,492)	$2,813,324

EBIT (1)	$335,533	$47,918	$(27,314)	$(5,762)	$28,563	$4,216	$383,154
As a percent of total sales	18.4%	10.8%	(10.6%)	(3.9%)	9.4%		13.6%
Special items charge (gain) (3)	$(68)	$904	$28,635	$21,715	$—	$—	$51,186
EBIT, as adjusted (4)	$335,465	$48,822	$1,321	$15,953	$28,563	$4,216	$434,340
As a percent of total sales	18.4%	11.0%	0.5%	10.7%	9.4%		15.4%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and twelve months ended December 31, 2015 represent rationalization charges primarily related to employee severance, pension settlement charges and charges relating to a Venezuelan remeasurement loss resulting from the adoption of a new foreign exchange mechanism. Special items in the year ended December 31, 2015 also include charges related to the impairment of long-lived assets and goodwill.

(3)
Special items in the three and twelve months ended December 31, 2014 include non-cash asset impairment charges partially offset by net rationalization gains including a gain on the sale of real estate. Special items in the twelve months ended December 31, 2014 also include the impact of the Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$429,907	$(64,157)	$10,975	$5,307	$(8,154)	$373,878
Europe Welding	97,288	(7,770)	—	(528)	(12,081)	76,909
Asia Pacific Welding	58,113	(15,531)	3,494	(655)	(2,604)	42,817
South America Welding	32,689	(8,889)	—	53,455	(62,305)	14,950
The Harris Products Group	65,957	(1,822)	—	(1,758)	(2,946)	59,431
Consolidated	$683,954	$(98,169)	$14,469	$55,821	$(88,090)	$567,985

Consolidated (excluding Venezuela)	$668,130	$(91,693)	$14,469	$3,032	$(29,696)	$564,242

% Change
North America Welding		(14.9%)	2.6%	1.2%	(1.9%)	(13.0%)
Europe Welding		(8.0%)	—	(0.5%)	(12.4%)	(20.9%)
Asia Pacific Welding		(26.7%)	6.0%	(1.1%)	(4.5%)	(26.3%)
South America Welding		(27.2%)	—	163.5%	(190.6%)	(54.3%)
The Harris Products Group		(2.8%)	—	(2.7%)	(4.5%)	(9.9%)
Consolidated		(14.4%)	2.1%	8.2%	(12.9%)	(17.0%)

Consolidated (excluding Venezuela)		(13.7%)	2.2%	0.5%	(4.4%)	(15.5%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$1,700,924	$(129,921)	$57,333	$14,944	$(32,923)	$1,610,357
Europe Welding	425,775	(18,179)	—	(2,285)	(68,487)	336,824
Asia Pacific Welding	243,800	(49,501)	5,295	(2,511)	(10,468)	186,615
South America Welding	148,595	(24,240)	—	116,765	(103,106)	138,014
The Harris Products Group	294,230	(2,168)	—	(15,746)	(12,335)	263,981
Consolidated	$2,813,324	$(224,009)	$62,628	$111,167	$(227,319)	$2,535,791

Consolidated (excluding Venezuela)	$2,741,531	$(211,098)	$62,628	$(2,598)	$(139,334)	$2,451,129

% Change
North America Welding		(7.6%)	3.4%	0.9%	(1.9%)	(5.3%)
Europe Welding		(4.3%)	—	(0.5%)	(16.1%)	(20.9%)
Asia Pacific Welding		(20.3%)	2.2%	(1.0%)	(4.3%)	(23.5%)
South America Welding		(16.3%)	—	78.6%	(69.4%)	(7.1%)
The Harris Products Group		(0.7%)	—	(5.4%)	(4.2%)	(10.3%)
Consolidated		(8.0%)	2.2%	4.0%	(8.1%)	(9.9%)

Consolidated (excluding Venezuela)		(7.7%)	2.3%	(0.1%)	(5.1%)	(10.6%)